Herc Holdings Inc. Q1 2019 Earnings Conference Call May 2, 2019 ©2019 Herc Rentals Inc. All Rights Reserved.

Agenda Welcome and Introductions Elizabeth Higashi Vice President, Investor Relations Strategic Update & Industry Outlook Larry Silber President and Chief Executive Officer Q1 Financial Review Mark Irion Senior Vice President and Chief Financial Officer Q&A Larry Silber Mark Irion Bruce Dressel, Senior Vice President and Chief Operating Officer NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 2

Safe Harbor Statements Forward-Looking Statements ◦ some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code; This presentation contains statements, including those related to 2019 guidance, that are not statements of historical fact, but instead are forward- ◦ doing business in foreign countries exposes us to additional risks, looking statements within the meaning of the Private Securities Litigation including under laws and regulations that may conflict with U.S. laws Reform Act of 1995. We caution readers not to place undue reliance on and those under anticorruption, competition, economic sanctions and these statements, which speak only as of the date hereof. There are a anti-boycott regulations; number of risks, uncertainties and other important factors that could cause ◦ changes in the legal and regulatory environment that affect our our actual results to differ materially from those suggested by our forward- operations, including with respect to taxes, consumer rights, privacy, looking statements, including: data security and employment matters, could disrupt our business and • Business risks could have a material adverse effect on our business, increase our expenses; financial condition, results and cash flows, including: ◦ an impairment of our goodwill or our indefinite lived intangible assets ◦ the cyclicality of our business and its dependence on levels of capital could have a material non-cash adverse impact; investment and maintenance expenditures by our customers; a ◦ other operational risks such as: any decline in our relations with our slowdown in economic conditions or adverse changes in the level of key national account customers or the amount of equipment they rent economic activity or other economic factors specific to our customers from us; our equipment rental fleet is subject to residual value risk or their industries, in particular, contractors and industrial customers; upon disposition, and may not sell at the prices we expect; ◦ our business is heavily reliant upon communications networks and maintenance and repair costs associated with our equipment rental centralized IT systems and the concentration of our systems creates fleet could materially adversely affect us; we may be unable to protect or increases risks for us, including the risk of the misuse or theft of our trade secrets and other intellectual property rights; we are exposed information we possess, including as a result of cyber security to a variety of claims and losses arising from our operations, and our breaches or otherwise, which could harm our brand, reputation or insurance may not cover all or any portion of such claims; we may face competitive position and give rise to material liabilities; issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any ◦ we may fail to maintain and upgrade our IT systems; change to them impacting our markets, could materially adversely ◦ we may fail to respond adequately to changes in technology and affect us; and strategic acquisitions could be difficult to identify and customer demands; implement and could disrupt our business or change our business profile significantly; ◦ intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices; • Risks related to the spin-off, which effected our separation from Hertz Global Holdings Inc., formerly known as Hertz Rental Car Holding ◦ our success depends on our ability to attract and retain key Company, Inc. ("New Hertz"), such as: the liabilities we have assumed and management and other key personnel and the ability of new will share with New Hertz in connection with the spin-off could have a employees to learn their new roles: material adverse effect on our business, financial condition and results of ◦ any occurrence that disrupts rental activity during our peak periods, operations; if there is a determination that any portion of the spin-off given the seasonality of the business, especially in the construction transaction is taxable for U.S. federal income tax purposes, including for industry; reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 3

Safe Harbor Continued and Non-GAAP Financial Measures if New Hertz fails to pay its tax liabilities under the tax matters agreement Information Regarding Non-GAAP Financial Measures or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; we have In addition to results calculated according to accounting principles generally limited operating history as a stand-alone public company, and the spin- accepted in the United States (“GAAP”), the Company has provided certain off may be challenged by creditors as a fraudulent transfer or information in this presentation that is not calculated according to GAAP conveyance; (“non-GAAP”), such as adjusted EBITDA, adjusted EBITDA margin, REBITDA, REBITDA margin, REBITDA flow-through, and Free Cash Flow. • Risks related to our substantial indebtedness, such as: our substantial Management uses these non-GAAP measures to evaluate operating level of indebtedness exposes us or makes us more vulnerable to a performance and period-over-period performance of our core business number of risks that could materially adversely affect our financial without regard to potential distortions, and believes that investors will condition, results of operations, cash flows, liquidity and ability to likewise find these non-GAAP measures useful in evaluating the Company’s compete; the secured nature of our indebtedness, which is secured by performance. These measures are frequently used by security analysts, substantially all of our consolidated assets, could materially adversely institutional investors and other interested parties in the evaluation of affect our business and holders of our debt and equity; an increase in companies in our industry. interest rates or in our borrowing margin would increase the cost of Non-GAAP measures should not be considered in isolation or as a substitute servicing our debt and could reduce our profitability; and any additional for our reported results prepared in accordance with GAAP and, as debt we incur could further exacerbate these risks; calculated, may not be comparable to similarly titled measures of other • Risks related to the securities market and ownership of our stock, companies. For the definitions of these terms, further information about including that: the market price of our common stock could decline as a management’s use of these measures as well as a reconciliation of these result of the sale or distribution of a large number of our shares or the non-GAAP measures to the most comparable GAAP financial measures, perception that a sale or distribution could occur and these factors could please see the supplemental schedules that accompany this presentation. make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and • Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 under Item 1A "Risk Factors," and in our other filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 4

Continued to Achieve Strong Results in Q1 2019 Our strategic initiatives We achieved strong drove improved pricing REBITDA flow-through and rental margins from continued expense controls We are currently We affirm our full year seeing the seasonal 2019 adjusted EBITDA ramp-up for rental and net fleet capex equipment guidance NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 5

Our Strategic Initiatives Develop Our Expand and Improve Enhance Disciplined People and Diversify Operating Customer Capital Culture Revenues Effectiveness Experience Management • Attract and retain • Broaden customer • Focus on safety, • Provide premium • Drive EBITDA talent base labor productivity, products and margin growth and warranty solutions-based • Align performance to • Expand products recovery services • Improve key shared purpose and services financial metrics • Increase density in • Introduce innovative • Create supportive • Grow pricing and large urban markets technology solutions • Maximize fleet work place culture ancillary revenues management and • Improve vendor • Maintain customer utilization • Expand continuous • Improve sales management and friendly showrooms learning force effectiveness fleet availability and facilities NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 6

Focus on Safety and Training All regions achieved ≥ 87% Perfect Days in the first quarter of 2019 "Safety is an The Perfect Day • No OSHA recordable incidents action, not a • No "at fault" motor vehicle accidents metric" • No DOT violations Ultimate goal is zero incidents and a safe environment for our team and customers Company Initiatives and Training • Our "Just Drive" initiative focuses on driver safety for all of our team members • We continue to expand training programs for best practices in operations and sales NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 7

Summary of Q1 2019 Results $475.7 million Total Revenues +10.3% YoY $377.6 million Equipment Rental Revenue +2.3% YoY Average Fleet1 Growth +2.0% YoY Pricing1 +3.8% YoY $(6.7) million Net Loss +$3.4 million YoY $(0.23) Diluted Loss Per Share +$0.13 YoY $142.3 million Adjusted EBITDA2 +7.2% YoY 35.5% Dollar Utilization1 +20 bps YoY 1. Based on ARA guidelines 2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 8

Continuing Strong Performance YOY CHANGE IN 1 PRICING • YoY pricing improved 3.8% in Q1 2019, the 12th consecutive quarter of year-over-year improvement 2018 2019 3.8% • Total OEC at year end was $3.69 billion, an 3.2% 2.8% 2.9% 2.9% increase of average fleet at OEC of 2.0% for Q1 • Average fleet on rent in Q1 2019 was flat compared to the prior year, which was up 7.1% Q1 Q2 Q3 Q4 YOY CHANGE IN YOY CHANGE IN AVERAGE FLEET AT OEC1 AVERAGE OEC FLEET ON RENT1 2018 2019 2018 2019 7.1% 5.7% 5.5% 4.4% 4.8% 3.3% 3.9% 2.0% 2.3% 0.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. Based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 9

Improving Fleet Mix to Drive Growth $ UTILIZATION1 • $ utilization in Q1 2019 increased 20 bps YoY to 2018 2019 35.5% 39.2% 39.7% • Average fleet age improved to 46 months in Q1 2019 from 49 months in Q1 2018 35.3% 35.5% 35.4% Q1 Q2 Q3 Q4 % OF SELECTED FLEET AT OEC1 FLEET COMPOSITION AT OEC1,2 VS. PRIOR YEAR $3.69 13.6% Trucks & ProSolutions™ Trailers Other Material 14.7% 13.0% 8.1% billion at Handling 1 17.5% OEC Earthmoving - 7.9% ProSolutions™ Compact 8.5% Specialty 14.7% Earthmoving 21.5% 7.6% Aerial - Scissors 14.4% ProContractor 7.6% 6.8% Aerial 6.3% 25.5% ProContractor 6.8% 1. Based on ARA guidelines 2. As of March 31, 2019 2018 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 10

Focusing on High Growth Urban Markets Approximately 270 locations, principally in North America1 • 39 states • 7 provinces Targeting four to six greenfield locations in high-growth urban markets in 2019 Source: ARA IHS Global Insights February 2019 1. Locations as of March 31, 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 11

Improving Customer Mix and Diversification Q1 LOCAL VS NATIONAL % MIX1 Q1 REVENUE BY CUSTOMER1,2 Other: 19% Contractors: 34% National: 42% Infrastructure and Local: 58% Government: 19% Industrial: 28% Q1 LOCAL VS NATIONAL YOY GROWTH1 • Local rental revenue grew 10% YoY in Q1 2019 2018 2019 • Local rental revenue accounts for 58% of the total 19.4% • Growth in new customer accounts remains strong 9.6% 6.9% (4.9)% Local National 1. North America rental revenues 2. Refer to 10-K for description of industries related to each customer classification NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 12

Strong Industry Outlook Supports Our Growth ARCHITECTURE BILLINGS INDEX1 N.A. EQUIPMENT RENTAL MARKET2 as of March 2019 ($ in billions) as of February 2019 5.4% March ’17-‘22E CAGR: 47.8 $66 $60 $63 $55 $58 $51 $47 $49 $41 $44 50 $38 $35 $38 $31 $32 1 5 6 7 8 9 0 2 3 4 5 6 7 8 9 1 0 0 0 0 0 1 1 1 1 1 1 1 1 1 - - - - - - - - - - - - - - - n n n n n n n n n n n n n n n a a a a a a a a a a a a a a a 08 09 10 11 12 13 14 15 16 17 18E 19E 20E 21E 22E J J J J J J J J J J J J J J J NON-RESIDENTIAL STARTS3 INDUSTRIAL SPENDING4 ($ in billions) ($ in billions) as of April 2019 as of February 2019 $330 $336 $327 $311 $303 $299 $309 $308 $296 $305 $285 $287 $292 $283 $279 $260 $261 $258 $248 $244 $243 $231 $225 $229 $218 $179 $169 $164 $166 $160 1 8 9 0 2 3 4 5 6 7 8 E E E E 1 1 8 9 0 2 3 4 5 6 7 8 0 0 1 1 1 1 1 1 1 1 E E E E 9 0 1 2 0 1 0 0 0 0 0 0 0 0 0 0 0 0 1 1 1 1 1 1 1 1 1 2 2 2 9 0 1 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 2 0 0 0 0 2 2 2 2 1. Source: The American Institute of Architects (AIA) 2. Source: ARA / IHS Global Insight as of February 2019, excludes Party & Event data 3. Source: Dodge Analytics U.S. 4. Source: Industrial information resources U.S. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 13

Q1 2019 Financial Review

Q1 Financial Summary Three Months Ended March 31, $ in millions, except per share data 2019 2018 % Chg. Equipment Rental Revenue $377.6 $369.1 2.3% Total Revenues $475.7 $431.3 10.3% Net Loss $(6.7) $(10.1) 33.7% Diluted Loss Per Share $(0.23) $(0.36) 36.1% Adjusted EBITDA1 $142.3 $132.7 7.2% Adjusted EBITDA Margin2 29.9% 30.8% (90) bps REBITDA Margin2 36.3% 33.5% +280 bps Q1 2019 REBITDA YoY Flow-Through1,2 183.1% Average Fleet Growth3 +2.0% YoY Pricing3 +3.8% YoY Dollar Utilization3 35.5%, +20 bps YoY NM = not meaningful 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 2. REBITDA excludes the margin impact of sales of rental equipment and sales of new equipment 3. Based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 15

Q1 Total Revenues Q1 BRIDGE $ in millions $38.5 $475.7 $10.4 $431.3 $(1.8) $(2.7) 2018 Currency Equipment Sales of Sales of new 2019 translation rental rental equipment revenue equipment and other Q1 TOTAL REVENUES • Total revenues increased 10.3%, or $44.4 million, in Q1 2019 • Equipment rental revenue increased 2.3% in Q1 2019 ◦ Continued improvements in pricing ◦ Strategic reductions in re-rent revenue ◦ Substantial growth from local accounts • Pricing1 improved 3.8% and OEC on rent1 was flat in Q1 2019 • Sales of rental equipment increased 79.9% in Q1 2019 ◦ Total OEC1 of $193 million was sold and generated ~44% proceeds as a % of OEC1 in Q1 2019 1. Based on ARA guidelines. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 16

Q1 Adjusted EBITDA[1]

Q1 BRIDGE


$ in millions
$132.7
$(2.3)
$10.4
$6.8
$(0.3)
$(1.7)
$(3.3)
$142.3
2018
Currency impact
Equipment rental revenue
Direct operating expenses
SG&A
Other
Gain/loss on sales of equipment, parts and supplies
2019

Q1 ADJUSTED EBITDA

- YoY adjusted EBITDA increased $9.6 million or 7.2% in Q1 2019
- Higher equipment rental revenue of $10.4 million was the largest contributor to the improvement
- DOE declined $6.8 million primarily due to operating efficiencies and reduction in re-rent expense
- SG&A was flat driven by reductions in consulting and professional fees offset by increases in sales and incentive expense

Q1 REBITDA[1]

- Measures contribution from our core rental business without impact of sales of equipment, parts and supplies
- Strong flow-through of 183% drove REBITDA margin of 36%, an increase of 280 bps from Q1 2018

1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
17

Fleet at Original Equipment Cost (OEC)1 FLEET ENDING BALANCE AT OEC • Total fleet at OEC was $3.69 billion as of March 31, 2019 $ in billions 2018 2019 • Average fleet at OEC increased 2.0% in Q1 2019 over the prior-year quarter $3.9 $3.9 $3.8 $3.7 $3.7 • Fleet expenditures at OEC in Q1 2019 were $103 million • Average fleet age improved to 46 months in Q1 Q1 Q2 Q3 Q4 2019 compared with 49 months in Q1 2018 FLEET EXPENDITURES AT OEC FLEET DISPOSALS AT OEC $ in millions $ in millions 2018 2019 2018 2019 $321 $193 $193 $198 $179 $171 $109 $126 $103 $84 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1. Original equipment cost based on ARA guidelines. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 18

Disciplined Capital Management NET LEVERAGE1 LIQUIDITY $ in millions March 31, 2019 3.3x ABL and AR Facility $1,925.0 3.1x 2.9x Outstanding (1,151.0) Letters of Credit (24.6) Availability from ABL and AR Facility $749.4 Cash & Cash Equivalents 24.5 Q1 2018 Q4 2018 Q1 2019 Total Liquidity $773.9 • Net leverage of ~2.9x1 ◦ Stable debt of ~$2.1 billion MATURITIES • Ample liquidity and long-dated maturities provide $ in millions, as of 03/31/2019 financial flexibility ABL Credit Facility ◦ $774 million of liquidity Finance Leases, Senior Secured Second AR Facility and Priority Notes ◦ No near-term maturities Other Borrowings $189.1 • Net cash from operating activities totaled $131 $999.5 million, with net fleet capex1 of $13 million and free $427.0 $437.5 cash flow1 of $107.7 million '20 '21 '21 '22 '23 '24 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on Slide 22 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 19

2019 Annual Guidance Affirmed Adjusted EBITDA: $730 million to $760 million Net Fleet Capital Expenditures: $370 million to $410 million NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 20

Going Forward Our Strategy is Working Our strategic initiatives We expect to maintain $ utilization and We are affirming our are expected to REBITDA flow-through of REBITDA margin are FY 2019 adjusted continue to drive approximately 60-70% both expected to EBITDA guidance of growth in revenues and throughout 2019 steadily increase $730 million to $760 $ utilization year-over-year million NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 21

Appendix

Glossary of Terms Commonly Used in the Industry OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association (ARA), which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). Fleet Age: The OEC weighted age of the entire fleet, based on ARA guidelines. Net Fleet Capital Expenditures: Capital expenditures of rental equipment minus the proceeds from disposal of rental equipment. Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on ARA guidelines. Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year- over-year and sequential comparisons. Rental rates are based on ARA guidelines and are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 23

Q1 Net Results Q1 BRIDGE $ in millions $0 $10.3 $4.9 $(6.7) $(10.1) ($1.5) ($2.0) ($1.0) ($7.3) 2018 Currency Income tax Interest Spin-off Depreciation of All other 2018 impact expense costs rental equipment Q1 NET RESULTS • Net results improved to a loss of $6.7 million in Q1 2019 compared to a loss of $10.1 million in the prior year • Interest expense on the ABL Credit Facility increased based on a higher average interest rate and increased borrowings on our AR Facility, partially offset by a decrease on the Notes due to lower average outstanding borrowings • Spin-off related costs declined $4.9 million YoY in Q1 2019 • Depreciation of rental equipment increased $7.3 million YoY due to fleet growth, a reduction in fleet age and adjustments in residual values and holding periods for certain classes of equipment • All other includes the positive impact of our improved operating results (See Slide 31 for additional details) NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 24

Reconciliation of Net Income to Adj. EBITDA, Adj. EBITDA Margin, Rental Adj. EBITDA (REBITDA), REBITDA Margin and Flow-Through EBITDA, Adjusted EBITDA, and Rental Adjusted EBITDA (REBITDA) are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. EBITDA, Adjusted EBITDA, and REBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of rental equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on disposal of a business and certain other items. REBITDA represents Adjusted EBITDA excluding the gain (loss) on sales of rental equipment and new equipment, parts and supplies. Management uses EBITDA, Adjusted EBITDA and REBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. However, EBITDA, Adjusted EBITDA and REBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, none of these measures purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through - Adjusted EBITDA Margin (Adjusted EBITDA / Total Revenues) is a commonly used profitability ratio. Adjusted EBITDA Margin, REBITDA Margin (REBITDA / Equipment rental, service and other revenues) and REBITDA Flow-Through (the year-over- year change in REBITDA/the year-over-year change in Equipment rental, service, and other revenues) provides useful operating profitability ratios. Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through do not purport to be alternatives to Net Margin (Net Income/Total Revenues as calculated under GAAP) as an indicator of profitability, as they do not account for GAAP reportable expenses such as depreciation and interest, the expense or benefit from income taxes or, in the case of REBITDA Margin and REBITDA Flow- Through, the gain (loss) on sales of rental equipment and new equipment, parts and supplies. NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 25

Reconciliation of Net Income to Adj. EBITDA and REBITDA Calculation of Adjusted EBITDA Margin, REBITDA Margin and REBITDA Flow-Through $ in millions Three Months Ended March 31, 2019 2018 Net income (loss) ($6.7) ($10.1) Income tax provision (benefit) (3.1) (5.1) Interest expense, net 32.9 32.0 Depreciation of rental equipment 100.0 93.3 Non-rental depreciation and amortization 15.0 13.8 EBITDA 138.1 123.9 Restructuring and restructuring related — 1.0 Spin-off costs — 4.9 Non-cash stock-based compensation charges 3.9 2.8 Other 0.3 0.1 Adjusted EBITDA $142.3 $132.7 Less: Gain (loss) on sales of rental equipment 1.6 5.3 Less: Gain (loss) on sales of new equipment, parts and supplies 2.7 2.4 Rental Adjusted EBITDA (REBITDA) $138.0 $125.0 Total Revenues $475.7 $431.3 Less: Sales of rental equipment 85.1 47.3 Less: Sales of new equipment, parts and supplies 10.9 11.4 Equipment rental, service and other revenues $379.7 $372.6 Total Revenues $475.7 $431.3 Adjusted EBITDA $142.3 $132.7 Adjusted EBITDA Margin 29.9% 30.8% Equipment rental, service and other revenues $379.7 $372.6 REBITDA $138.0 $125.0 REBITDA Margin 36.3% 33.5% YOY Change in REBITDA $13.0 YOY Change in Equipment Rental, service and other revenues $7.1 YOY REBITDA Flow-Through 183.1% NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 26

REBITDA Margin Trend

$ in millions	Q1 2018	Q2 2018	Q3 2018	Q4 2018	*FY 2018*	Q1 2019
Total Revenues	**$431.3**	**$485.5**	**$516.2**	**$543.7**	**$1,976.7**	**$475.7**
Less: Sales of rental equipment	47.3	78.2	50.1	80.6	256.2	85.1
Less: Sales of new equipment, parts and supplies	11.4	10.8	14.2	12.9	49.3	10.9
Equipment rental, service and other revenues	**$372.6**	**$396.5**	**$451.9**	**$450.2**	**$1,671.2**	**$379.7**
Net income (loss)	**($10.1)**	**($0.3)**	**$46.2**	**$33.3**	**$69.1**	**($6.7)**
Income tax provision (benefit)	(5.1)	0.8	(1.0)	5.0	(0.3)	(3.1)
Interest expense, net	32.0	32.4	38.6	34.0	137.0	32.9
Depreciation of rental equipment	93.3	97.0	98.3	98.9	387.5	100.0
Non-rental depreciation and amortization	13.8	13.7	14.3	15.5	57.3	15.0
EBITDA	**$123.9**	**$143.6**	**$196.4**	**$186.7**	**$650.6**	**$138.1**
Restructuring and restructuring related	1.0	—	—	4.3	5.3	—
Spin-off costs	4.9	3.9	1.7	3.9	14.4	—
Non-cash stock-based compensation charges	2.8	3.8	3.3	3.5	13.4	3.9
Impairment	—	0.1	—	—	0.1	—
Other[1]	0.1	0.8	0.1	—	1.0	0.3
Adjusted EBITDA	**$132.7**	**$152.2**	**$201.5**	**$198.4**	**$684.8**	**$142.3**
Less: Gain (loss) on sales of rental equipment	5.3	2.4	(1.0)	5.2	11.9	1.6
Less: Gain on sales of new equipment, parts and supplies	2.4	2.7	3.6	2.9	11.6	2.7
Rental Adjusted EBITDA (REBITDA)	**$125.0**	**$147.1**	**$198.9**	**$190.3**	**$661.3**	**$138.0**
REBITDA Margin	**33.5%**	**37.1%**	**44.0%**	**42.3%**	**39.6%**	**36.3%**
YOY REBITDA Flow-Through	**60.7%**	**30.5%**	**68.0%**	**62.5%**	**54.8%**	**183.1%**

1. For the year ended December 31, 2018, other is comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a retirement and separation agreement.

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
27

Reconciliation of Net Leverage Ratio Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies. $ in millions Q1 2019 Q4 2018 Q1 2018 Long-Term Debt, Net $2,019.4 $2,129.9 $2,054.7 (Plus) Current maturities of long-term debt 23.6 26.9 21.0 (Plus) Unamortized debt issuance costs 10.1 10.6 14.0 (Less) Cash and Cash Equivalents (24.5) (27.8) (43.0) Net Debt $2,028.6 $2,139.6 $2,046.7 Trailing Twelve-Month Adjusted EBITDA $694.4 $684.8 $620.3 Net Leverage 2.9x 3.1x 3.3x NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 28

Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less rental equipment expenditures and non-rental capital expenditures, plus proceeds from disposal of rental equipment, proceeds from disposal of property and equipment, and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. $ in millions Three Months Ended March 31, 2019 2018 Net cash provided by operating activities $131.2 $129.2 Rental equipment expenditures (82.6) (82.5) Proceeds from disposal of rental equipment 69.6 52.9 Net Fleet Capital Expenditures (13.0) (29.6) Non-rental capital expenditures (11.4) (14.4) Proceeds from disposal of property and equipment 0.9 1.2 Free Cash Flow $107.7 $86.4 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 29

Historical Fleet at OEC1 $ in millions Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Q1 2019 Beginning Balance $3,651 $3,732 $3,873 $3,922 $3,651 $3,777 Expenditures $198 $321 $171 $84 $774 $103 Disposals ($109) ($179) ($126) ($193) ($607) ($193) Foreign Currency / Other ($8) ($1) $4 ($36) ($41) $7 Ending Balance $3,732 $3,873 $3,922 $3,777 $3,777 $3,694 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 30

Net Results Bridge

	Three Months Ended March 31,			Elements of Net Income (Loss) Bridge					
$ in millions	2019	2018	*$ Change*	*Currency impact*[1]	*Income tax*	*Spin-off costs*	*Depreciation of rental equipment*	*Interest expense*	*All other*
Total revenues	**$475.7**	**$431.3**	***$44.4***	**($2.7)**	**$—**	**$—**	**$—**	**$—**	**$47.1**
Direct operating	189.1	196.0	*(6.9)*	(1.3)	—	—	—	—	(5.6)
Depreciation of rental equipment	100.0	93.3	*6.7*	(0.6)	—	—	7.3	—	—
Cost of sales of rental equipment	83.5	42.0	*41.5*	(0.7)		—	—	—	42.2
Cost of sales of new equipment, parts and supplies	8.2	9.0	*(0.8)*	—	—	—	—	—	(0.8)
Selling, general and administrative	71.5	74.5	*(3.0)*	1.6	—	(4.9)	—	—	0.3
Interest expense, net	32.9	32.0	*0.9*	(0.1)	—	—	—	1.0	—
Other expense (income), net	0.3	(0.3)	*0.6*	(0.1)	—	—	—	—	0.7
Income (loss) before income taxes	**(9.8)**	**(15.2)**	***5.4***	**(1.5)**	**—**	**4.9**	**(7.3)**	**(1.0)**	**10.3**
Income tax benefit (provision)	3.1	5.1	*(2.0)*	—	(2.0)	—	—	—	—
Net income (loss)	**($6.7)**	**($10.1)**	***$3.4***	**($1.5)**	**($2.0)**	**$4.9**	**($7.3)**	**($1.0)**	**$10.3**

1. Includes the translational and transactional SG&A impact of foreign currency exchange

HercRentals™

NYSE: HRI
©2019 Herc Rentals Inc. All Rights Reserved.
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SG&A Excluding Spin-off Costs Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Q1 2019 $ in millions SG&A $74.5 $77.3 $78.4 $82.4 $312.6 $71.5 Spin-off costs ($4.9) ($3.9) ($1.7) ($3.9) ($14.4) $0.0 SG&A excluding Spin-off costs $69.6 $73.4 $76.7 $78.5 $298.2 $71.5 % of Total Revenue 16.1% 15.1% 14.9% 14.4% 15.1% 15.0% SG&A Expense (excluding Spin-off costs) as % of Total Revenue 20.0% 18.0% 16.1% 16.0% 15.1% 14.9% 15.1% 15.0% 14.4% 14.0% 12.0% 10.0% Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2018 Q1 2019 NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 32

Fleet Mix: Driving $ Utilization OEC AS OF 03/31/181 OEC AS OF 03/31/191 Lighting 1.7% Other Lighting 2.6% Compaction 1.7% Air Compressors 1.6% Other Compaction 2.6% 2.6% 1.5% ProContractor Air Compressors 2.3% 6.3% Aerial - Booms ProContractor Aerial - Booms 18.6% 6.8% 17.9% ProSolutions™ 13.6% Aerial - Aerial - ProSolutions™ 14.7% Scissors & Scissors & Other Other 7.6% 7.6% Earthmoving - Trucks and Earthmoving - Heavy Trailers Heavy 5.9% 7.6% 12.8% Trucks and Trailers Earthmoving - Material Earthmoving - 13.0% Compact Handling - Compact 8.5% Industrial 7.9% Material 3.9% Material Handling - Handling - Industrial Material Handling - Telehandlers 4.2% Telehandlers 13.2% 13.3% $3.73 billion $3.69 billion Increased Reduced • Earthmoving - Compact • Earthmoving - Heavy • Material Handling - Industrial • Aerial - Booms • ProContractor and ProSolutionsTM • Air Compressors 1. Original equipment cost based on ARA guidelines NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 33

NYSE: HRI ©2019 Herc Rentals Inc. All Rights Reserved. 34